UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

310 N. Westlake Blvd
Suite 206
Westlake Village, CA 91362
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2019, GT Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (individually, a “Purchaser,” and collectively, the “Purchasers”), pursuant to which the Company issued to the Purchasers, on February 4, 2019, Secured Convertible Notes in an aggregate principal amount of $1,352,224 (the “Notes”), consisting of gross proceeds of $1,052,224 and settlement of existing debt of $300,000, which Notes shall be convertible at any time after issuance into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.60 per share (the “Conversion Price”).

The Notes accrue interest at the rate of 10% per annum and mature on August 2, 2019. Interest on the Notes is payable in cash or, at a Purchaser’s option, in shares of Common Stock at the Conversion Price. Upon the occurrence of an event of default, interest accrues at 18% per annum. The Notes contain customary default provisions, including provisions for potential acceleration, and covenants, including negative covenants regarding additional indebtedness and dividends. The Conversion Price is subject to adjustment due to certain events, including stock dividends and stock splits, and is subject to reduction in certain circumstances if the Company issues Common Stock or Common Stock equivalents at an effective price per share that is lower than the Conversion Price then in effect. The Company may only prepay the Notes with the prior written consent of the respective Purchasers thereof.

Contemporaneously with the execution and delivery of the Purchase Agreement, on February 4, 2019, the Company and certain of its wholly-owned subsidiaries entered into a Security Agreement (the “Security Agreement”) with Alpha Capital Anstalt, as collateral agent on behalf of the Purchasers, and with the Purchasers, pursuant to which the Purchasers have been granted a first-priority security interest in substantially all of the assets of the Company and such subsidiaries securing (i) an aggregate principal amount of $1,352,224 of Notes and (ii) an aggregate principal amount of $9,058,962 of the Company’s 10% Senior Convertible Debentures issued on August 2, 2018, September 7, 2018 and September 24, 2018 held by such Purchasers.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants, subject to certain exceptions, that the Company, until the date on which less than 10% of the Notes are outstanding, shall not effect any Variable Rate Transaction (as defined in the Purchase Agreement) and that, for as long as a Purchaser holds any Notes or Conversion Shares, the Company shall amend the terms and conditions of the Purchase Agreement and the transactions contemplated thereby with respect to such Purchaser to give such Purchaser the benefit of any terms or conditions under which the Company agrees to issue or sell any Common Stock or Common Stock equivalents that are more favorable to an investor than the terms and conditions granted to such Purchaser under the Purchase Agreement and the transactions contemplated thereby.

In addition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company has agreed to file, within 14 days after February 4, 2019, one or more registration statements on Form S-3 (or, if Form S-3 is not then available to the Company, such form of registration that is then available to effect a registration for resale of the subject securities) covering the resale of all Conversion Shares, subject to certain penalties set forth in the Registration Rights Agreement.

The issuance of the Notes and offer of the Conversion Shares is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering and Regulation D promulgated under the Securities Act.

The foregoing description is qualified in its entirety by reference to the full text of the form of Note, the Purchase Agreement, the Security Agreement and the Registration Rights Agreement, as applicable, a copy of each of which is filed as Exhibit 4.1, Exhibit 10.1, 10.2, 10.3 and Exhibit 10.4 hereto, respectively, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Secured Convertible Note, dated February 4, 2019.

10.1	Securities Purchase Agreement by and among the Company and the Purchasers, dated February 4, 2019.

10.2	Security Agreement by and among the Company, Alpha Capital Anstalt, as collateral agent, and the Purchasers, dated February 4, 2019.

10.3	Registration Rights Agreement by and among the Company and the Purchasers, dated February 4, 2019.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: February 6, 2019	By:	/s/ Raymond W. Urbanski
Raymond W. Urbanski
Chairman and Chief Executive Officer